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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 August 22, 2003
                                 Date of Report




                           CHELL GROUP CORPORATION INC
                           ---------------------------
             (Exact name of registrant as specified in its charter)


          New York                005-524525                112805051
(State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)          File Number)          Identification No.)

                14 Meteor Drive, Toronto, Ontario Canada, M9W LA4
                    (Address of principal executive offices)


                                 (416) 675-6666
              (Registrant's telephone number, including area code)


                   ___________________________________________
         (Former name or former address, if changed since last report.)



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Item 5. Other Events

         The purpose of this Current Report on Form 8-K is to provide to the shareholders of Chell Group Corp., a New York corporation (the "Registrant"), updated information as to the status, plans, and strategic direction of the Registrant going forward.

         This Current Report on Form 8-K contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Registrant may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements.

Periodic Reporting and the Availability of Current Public Information

         As previously announced, the Registrant intended to file its Annual Report on Form 10-K for the year ended August 31, 2002 in April 2003. This process was delayed as a result of several factors, including (i) delays associated with the coordination of multiple accounting firms which have historically audited the Registrant and a number of its subsidiaries and (ii) as outlined in previous press releases, it had come to light that Logicorp, one of the subsidiaries of Registrant, was involved in a past incident of unauthorized products sales of one of its major vendors to an unauthorized distributor, resulting in the Registrant engaging auditors to re-audit eight reporting periods for the four Logicorp holding companies so as to assure the accuracy and completeness of their financial statements and related notes. With respect to the delays associated with item (i) above, the Registrant has sought to enter into arrangements with one or more of these historical auditors in order to ensure the Registrant's access to work papers and to ensure that consents to file, or incorporate by reference, the financial statements prepared by these auditors will be available on a timely and predictable cost-effective basis. With respect to Logicorp, the Registrant is completing the aforementioned re-audit. The Registrant's strategy in this regard has been to complete the Logicorp portion of the audit and then incorporate such financial results into the consolidated financial statements of the Registrant. It is the intent of Registrant to complete these audits expeditiously, to file periodic reports so as to bring the Registrant into compliance with the Securities Exchange Act of 1934, as amended, and to endeavor to re-list the common stock on the over-the-counter Bulletin Board or another appropriate market or exchange.

Strategic Direction; Business Model

         The Registrant has been taking steps that, in light of current market conditions, are designed to enhance shareholder value. In this regard, management has endeavored to focus the Registrant and its business on the operations, which the Registrant believes, will most likely achieve this objective. In this regard, the Registrant has either discontinued or sold a number of the operating and other subsidiaries of the Registrant. In particular, as previously reported, the Registrant disposed of its interest in GalaVu, leaving NTN Canada and Logicorp as the operating subsidiaries of the Registrant. The Registrant believes that Logicorp is the platform for the future of its business and is evaluating its options and opportunities with respect to NTN.

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         In a market that has seen a significant percentage of technology-based companies cease operations and liquidate with little or no value for shareholders, the Registrant has been very focused on the fundamentals of its business. The Registrant's core business in Logicorp is the design, instillation and maintenance of information technology infrastructure for corporations. The Registrant has developed a clear model of which it believes reflects the direction in which the technology market is going and in which it believes it can develop business to drive higher margin business. The Registrant is expecting to announce its core technologies and business model to take advantage of this market opportunity shortly.

         The Registrant believes that, as market conditions are still less than ideal, the Registrant's transition will take time, and the results from the changes already made, and those which it plans to make subsequent to its Current Report on Form 8-K, may not necessarily be immediately apparent. The Registrant does believe, however, that it is now to the point of having a platform by which it may grow and create real value for shareholders.

Preliminary Results

         The Registrant estimates the following approximate results for the three and nine month periods ended May 31, 2003: its revenues were approximately $13,540,000 and $33,750,000 respectively; operating income was approximately $607,000 and $1,500 respectively; its extraordinary losses, which arose from the sale of GalaVu (a subsidiary of the Registrant) and the sale of one of the Registrant's properties, were approximately $1,710,000 and $1,965,000 respectively, and its net losses were approximately $1,560,000 and $2,215,000 respectively. The estimates are in Canadian dollars and should not be relied upon as the results which will be reflected in the Registrant's quarterly report for the three months ended May 31, 2003 which is to be filed and are not necessarily indicative of the results of the fiscal year ended August 31, 2003.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)     Financial Statements of Business Acquired.

              Not applicable

              (b)     Pro Forma Financial Information.

              Not applicable

              (c)     Exhibits.

              99.1 Press release dated August 21, 2003

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 21, 2003


                               CHELL GROUP CORPORATION

                               By: /s/ Stephen McDermott
                                   ---------------------------------------
                                    Name:  Stephen McDermott
                                    Title: Chairman and Chief Executive Officer